    As filed with the Securities and Exchange Commission on February 15, 2001
                                                     Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ----------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          ----------------------------

                                 UROLOGIX, INC.
             (Exact name of registrant as specified in its charter)

             Minnesota                                        41-1697237
  (State or other jurisdiction of                         (I.R.S. Employer
   incorporation or organization)                         Identification No.)

                             14405 21st Avenue North
                              Minneapolis, MN 55447
              (Address of Principal Executive Offices and zip code)

                          ----------------------------

                       AMENDED AND RESTATED UROLOGIX, INC.
                             1991 STOCK OPTION PLAN
                            (Full title of the Plan)

                          ----------------------------

          Christopher R. Geyen                                Copy to:
Vice President, Chief Financial Officer,               Charles P. Moorse, Esq.
         Secretary and Treasurer                      Rebecca B. Sandberg, Esq.
             Urologix, Inc.                          Lindquist & Vennum P.L.L.P.
         14405 21st Avenue North                           4200 IDS Center
          Minneapolis, MN 55447                        80 South Eighth Street
             (763) 475-1400                             Minneapolis, MN 55402
 (Name, address, including zip code and                    (612) 371-3211
 telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------
       Title of              Proposed           Proposed       Proposed
     Each Class of            Maximum            Maximum        Maximum
      Securities              Amount            Offering       Aggregate        Amount of
         to be                 to be              Price        Offering       Registration
      Registered            Registered        Per Share(1)     Price(1)            Fee
-------------------------------------------------------------------------------------------
     Common Stock,
    $.01 par value       500,000 shares(2)      $17.67(1)     $8,835,000         $812.82
       per share
-------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon average high and low selling prices of the Company's Common Stock as reported on NASDAQ on February 11, 2002.
(2) 1,550,910 shares were registered on Form S-8 (No. 333-11981) on September 13, 1996; 400,000 shares were registered on Form S-8 (No. 333-41385) on December 3, 1997; 500,000 shares were registered on Form S-8 (No. 333-84869) on August 10, 1999; and 500,000 shares were registered on Form S-8 (No. 333-53634) on January 12, 2001.

                          INCORPORATION OF CONTENTS OF
                       REGISTRATION STATEMENT BY REFERENCE

     A Registration Statement on Form S-8 (File No. 333-11981) was filed with the Securities and Exchange Commission on September 13, 1996 covering the registration of 1,550,910 shares authorized for issuance under the Company's Amended and Restated 1991 Stock Option Plan (the "Plan"); a Registration Statement on Form S-8 (File No. 333-41385) was filed with the Securities and Exchange Commission on December 3, 1997 covering the registration of an additional 400,000 shares authorized under the Plan; a Registration Statement on Form S-8 (File No. 333-84869) was filed with the Securities and Exchange Commission on August 10, 1999 covering the registration of an additional 500,000 shares authorized under the Plan, as well as other stock issuances; and a Registration Statement on Form S-8 (File No. 333-53634) was filed with the Securities and Exchange Commission on January 12, 2001 covering the registration of an additional 500,000 shares authorized under the Plan. Pursuant to General Instruction E of Form S-8 and Rule 429, this Registration Statement is being filed to register an additional 500,000 shares authorized under the Plan. An amendment to the Plan to increase the reserved and authorized number of shares under the Plan by 500,000 was authorized by the Company's Board of Directors on September 11, 2001 and such amendment was approved by the Company's shareholders on November 6, 2001. This Registration Statement should also be considered a post-effective amendment to the prior Registration Statements. The contents of these prior Registration Statements are incorporated herein by reference.


                                     PART I

     Pursuant to the Note to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.


                                     PART II

Item 3.  Incorporation of Documents by Reference.
------------------------------------------------

     The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference herein:

     (a) The Annual Report of the Company on Form 10-K for the year ended June 30, 2001.

     (b) The Company's Definitive Proxy Statement dated October 4, 2001 for the Annual Meeting of Shareholders held on November 6, 2001.

     (c) The Company's Quarterly Report filed on Form 10-Q for the three months ended September 30, 2001

     (d) The Company's Quarterly Report filed on Form 10-Q for the three and six months ended December 31, 2001.

     (e) The description of the Company's Common Stock contained in our Registration Statement on Form S-3, dated November 10, 1997 (Registration No. 333- 38053), including any amendment or report filed for the purpose of updating the description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


Item 4.  Description of Securities.
----------------------------------

     Not applicable.


Item 5.  Interests of Named Experts and Counsel.
-----------------------------------------------

     Not applicable.


Item 6.  Indemnification of Directors and Officers.
--------------------------------------------------

     The Company's Bylaws and the statutes of the State of Minnesota require the Company to indemnify any director, officer, employee or agent who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against particular liabilities and expenses incurred in connection with the action, suit or proceeding, except where these people have not acted in good faith or did not reasonably believe that the conduct was in our best interests.

     Insofar as indemnification to the Company's directors, officers or other persons controlling the Company for liabilities arising under the Securities Act of 1933, as amended, may be permitted under the provisions of the Company's Bylaws and the statutes of the State of Minnesota, the Company has been informed by the Securities and Exchange Commission, that this type of indemnification is against public policy and is therefore unenforceable.


Item 7.  Exemption from Registration Claimed.
--------------------------------------------

     Not applicable.


Item 8.  Exhibits.
-----------------

   Exhibit
   -------
      4.1         Amended and Restated Urologix, Inc. 1991 Stock Option Plan
      5.1         Opinion and consent of Lindquist & Vennum P.L.L.P.
     23.1         Consent of Lindquist & Vennum (included in Exhibit 5.1)
     23.2         Consent of Arthur Andersen LLP independent public accountants

Item 9.  Undertakings.
---------------------

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification to directors, officers, and controlling persons of the registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission this type of indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by a director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-8, and we have authorized the undersigned to sign this registration statement on our behalf, in the City of Minneapolis, State of Minnesota, on February 15, 2002.


                                       UROLOGIX, INC.


                                       By /s/ Michael M. Selzer, Jr.
                                          --------------------------------------
                                          M. Selzer, Jr., President and
                                          Chief Executive Officer


                                POWER OF ATTORNEY

     The undersigned officers and directors of Urologix, Inc., hereby constitute and appoint Michael M. Selzer, Jr. and Christopher R. Geyen, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below on February 15, 2002 by the following persons in the capacities indicated.

Signature                                             Title
---------                                             -----

/s/ Mitchell Dann                            Chairman of the Board
------------------------------------
     Mitchell Dann


/s/ Michael M. Selzer, Jr.                   Director, President and Chief
------------------------------------            Executive Officer (principal
     Michael M. Selzer, Jr.                     executive officer)


/s/ Christopher R. Geyen                     Vice President, Chief Financial
------------------------------------            Officer, Secretary and Treasurer
     Christopher R. Geyen                       (principal accounting officer)


/s/ Susan Bartlett Foote                     Director
------------------------------------
     Susan Bartlett Foote


/s/ Bobby I. Griffin                         Director
------------------------------------
     Bobby I. Griffin


/s/ Richard R. Randall                       Director
------------------------------------
     Richard R. Randall


/s/ David C. Utz, M.D.                       Director
------------------------------------
     David C. Utz, M.D.